As filed with the Securities and Exchange Commission on October 6, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Auris Medical Holding Ltd.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Bermuda	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Clarendon House

2 Church Street

Hamilton HM 11

Bermuda

Tel: (441) 295-5950

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(212) 947-7200

(Name, address, and telephone number of agent for service)

Copies to:

Michael J. Lerner, Esq.
Steven M. Skolnick, Esq.
Lowenstein Sandler LLP
1251 Avenue of the Americas
New York, NY 10020
United States
(212) 262-6700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares, par value CHF 0.01 per share(3)	2,208,596	$0.81	$1,788,963	$195.18

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminable number of additional securities that may become issuable pursuant to terms designed to prevent dilution resulting from share splits, share dividends or similar events.
(2)	Estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the registrant’s common shares, as reported on the Nasdaq Capital Market on October 1, 2020, a date within five business days prior to the initial filing of this registration statement on October 6, 2020.
(3)	Consists of 2,208,596 common shares that may be acquired upon one or more conversions under the Convertible Loan Agreement, dated September 7, 2020, among the Registrant, Altamira Medica AG and FiveT Capital Holding AG.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

The information in this prospectus is not complete and may be changed. The selling shareholder may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling shareholder are not soliciting offers to buy these securities in any jurisdiction where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 6, 2020

PRELIMINARY PROSPECTUS

2,208,596 Common Shares

Auris Medical Holding Ltd.

This prospectus relates to the disposition from time to time of up to 2,208,596 common shares, par value CHF 0.01 per share (“Common Shares”), of Auris Medical Holding Ltd., an exempted company limited by shares incorporated in Bermuda (“Auris”, “we”, “us” or the “Company”). These Common Shares consist of shares that may be acquired upon one or more conversions under the Convertible Loan Agreement (the “Loan Agreement”), dated September 7, 2020, among the Company, Altamira Medica AG, a wholly-owned subsidiary of the Company (the “Borrower”) and FiveT Capital Holding AG (the “Lender”). Under the Loan Agreement, the Lender may elect not to convert any part of the loan into Common Shares, opting instead to convert into shares of Borrower or repayment of the loan, or Borrower may elect to repay the loan under certain circumstances, in which case no Common Shares will be issued under this Prospectus. See “Selling Shareholder”. We are not selling any Common Shares under this prospectus and will not receive any of the proceeds from the sale of Common Shares by the selling shareholder. We will, however, retain the portion, if any, of the funds that were disbursed to us pursuant to the Loan Agreement that is converted into Common Shares.

We will bear all of the expenses incurred in connection with the registration of these shares. The selling shareholder will pay any underwriting discounts and selling commissions and/or similar charges incurred in connection with the sale of the shares. See “Plan of Distribution.”

The selling shareholder (including its pledgees, donees, transferees, assignees or other successors-in-interest) may offer the Common Shares from time to time through public or private transactions at prevailing market prices or at privately negotiated prices.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Investing in our securities involves a high degree of risk. Before making any decision to invest in our securities, you should carefully consider the information disclosed under “Risk Factors” beginning on page 3 of this Prospectus, as well as those risk factors contained or incorporated by reference into this Prospectus and in the applicable Prospectus Supplements.

Currently, the Common Shares are traded on the Nasdaq Capital Market under the symbol “EARS”. The closing price of the Common Shares on Nasdaq on October 1, 2020 was $0.80 per Common Share.

Consent under the Exchange Control Act 1972 (and its related regulations) from the Bermuda Monetary Authority for the issue and transfer of our common shares to and between residents and non-residents of Bermuda for exchange control purposes has been obtained for so long as our common shares remain listed on an “appointed stock exchange,” which includes the Nasdaq Capital Market. In granting such consent, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed herein.

The date of this Prospectus is , 2020

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Auris Medical Holding Ltd.,” “Auris Medical,” “Auris,” the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to (i) Auris Medical Holding AG (formerly Auris Medical AG), or Auris Medical (Switzerland), together with its subsidiaries, prior to our corporate reorganization by way of the merger of Auris Medical Holding AG into Auris Medical NewCo Holding AG (the “Merger”), a newly incorporated, wholly-owned Swiss subsidiary on March 13, 2018 (i.e. to the transferring entity), (ii) to Auris Medical Holding AG (formerly Auris Medical NewCo Holding AG), together with its subsidiaries after the Merger (i.e. to the surviving entity) and prior to the Redomestication (as defined below) and (iii) to Auris Medical Holding Ltd., a Bermuda company, or Auris Medical (Bermuda), the successor issuer to Auris Medical (Switzerland) under Rule 12g-3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the effective time at which Auris Medical (Switzerland) continued its corporate existence from Switzerland to Bermuda (the “Redomestication”), which occurred on March 18, 2019. The trademarks, trade names and service marks appearing in this prospectus are property of their respective owners.

On May 1, 2019, the Company effected a one-for-twenty reverse share split (the “2019 Reverse Share Split”) of the Company’s issued and outstanding common shares. Unless indicated or the context otherwise requires, all per share amounts and numbers of common shares in this prospectus have been retrospectively adjusted for the 2019 Reverse Share Split.

Unless indicated or the context otherwise requires, (i) all references in this prospectus to our common shares as of any date prior to March 13, 2018 refer to the common shares of Auris Medical (Switzerland) (having a nominal value of CHF 0.40 per share (pre-2019 Reverse Share Split)) prior to the 10:1 “reverse share split” effected through the Merger, (ii) all references to our common shares as of, and after, March 13, 2018 and prior to the Redomestication refer to the common shares of Auris Medical (Switzerland) (having a nominal value of CHF 0.02 per share (pre-2019 Reverse Share Split)) after the 10:1 “reverse share split” effected through the Merger, (iii) all references to our common shares as of, and after, the Redomestication on March 18, 2019 refer to the common shares of Auris Medical (Bermuda) (having a par value of CHF 0.02 per share (pre-2019 Reverse Share Split)), (iv) the Company’s common shares on or after May 1, 2019, the date of the 2019 Reverse Share Split, have a par value of CHF 0.40 and (v) the Company’s common shares on or after June 30, 2020 have a par value of CHF 0.01.

The terms “dollar,” “USD” or “$” refer to U.S. dollars and the term “Swiss Franc” and “CHF” refer to the legal currency of Switzerland.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, or the Securities Act. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, filed with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the contents of any document are not necessarily complete. If SEC rules require that a document be filed as an exhibit to the registration statement, please see such document for a complete description of these matters.

This prospectus only provides you with a general description of the securities being offered. Each time the selling shareholder sells any of the offered securities, the selling shareholder will provide this prospectus and a prospectus supplement, if applicable, that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change any information contained in this prospectus. You should carefully read this prospectus, any prospectus supplement and any free writing prospectus related to the applicable securities that is prepared by us or on our behalf or that is otherwise authorized by us, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus related to these securities that is prepared by us or on our behalf or that is otherwise authorized by us. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information contained in this prospectus, any prospectus supplement, any free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

We are not making an offer to sell the offered securities in any jurisdiction where the offer or sale is not permitted. This offering is being made in the United States and elsewhere solely on the basis of the information contained in this prospectus.

References to “selling shareholder” refer to the shareholder listed herein under “Selling Shareholder,” and its transferees.

ii

PROSPECTUS SUMMARY

This summary highlights selected information about us, this offering and information contained in greater detail elsewhere in this prospectus and in the documents incorporated by reference herein. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should carefully read and consider this entire prospectus and the documents, including financial statements and related notes, and information incorporated by reference into this prospectus, including the financial statements and “Risk Factors” in this prospectus, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Our Company

We are a clinical-stage biopharmaceutical company focused on developing therapeutics that address important unmet medical needs in neurotology and central nervous system disorders. We are focusing on the development of intranasal betahistine for the treatment of vertigo (AM-125, in Phase 2) and for the prevention of antipsychotic-induced weight gain and somnolence (AM-201, post Phase 1b). With AM-301, the Company is in pre-clinical development of a nasal spray for protection against airborne pathogens and allergens. In addition, we have two Phase 3 programs under development, subject to our ability to obtain non-dilutive funding or partnering: (i) Keyzilen® (AM-101), which is being developed for the treatment of acute inner ear tinnitus and (ii) Sonsuvi® (AM-111), which is being developed for the treatment of acute inner ear hearing loss. Sonsuvi® has been granted orphan drug status by the FDA and the EMA and has been granted fast track designation by the FDA.

Recent Developments

●	On September 8, 2020 the Company announced that it had initiated under product code AM-301 the development of a drug-free nasal spray for personal protection against airborne pathogens and allergens. AM-301 is a gel which works by forming a protective layer on the nasal mucosa, acting as a physical barrier against airborne pathogens and allergens. In addition, the composition serves to “trap” such particles and help with their discharge. Together, this is designed to reduce the risk of infection and promote alleviation of allergic symptoms. Testing the key component of AM-301 at various concentrations in a SARS-CoV-2 assay demonstrated a reduction in the viral infectious load of up to 99%. The Company intends to perform additional testing involving various pathogens and allergens. For development of AM-301, the Company set up a subsidiary, Altamira Medica AG (“Altamira”), which is based in Zug, Switzerland, and has a share capital of CHF 0.5 mn.

●	On September 3, 2020 the Company announced top-line data from Part A of the TRAVERS trial, which enrolled 33 patients suffering from vertigo following neurosurgery. The patients were treated with AM-125 at 1, 10 or 20 mg or placebo (3 x daily) for four weeks. At the highest dose of 20 mg, AM-125-treated patients improved their performance of the “Tandem Romberg” and the “Standing on Foam” balance tests from baseline to 14 days post-surgery (primary endpoint) on average 1.9 to 2.4 times more than placebo-treated patients (6.0 vs. 3.1 and 10.5 vs. 4.3 seconds, respectively). In contrast to placebo, the improvement from baseline was statistically significant for AM-125 20 mg and for all active dose groups, respectively (p<0.02 and p<0.01 to p<0.05, respectively). Based on the results from the interim analysis, the two highest doses, 10 and 20 mg, were selected by the Company to be tested against placebo in 72 patients in Part B of the trial. The improvement in the “Standing on Foam” test two weeks post-surgery will be the sole primary efficacy endpoint, whereas the improvement in the “Tandem Romberg” test six weeks post-surgery will be the key secondary efficacy endpoint.

●	On May 26, 2020, the Company reported top-line results from its Phase 1b trial in 80 healthy volunteers who were treated with oral olanzapine 10 mg and AM-201 at up to 30 mg or placebo 3x daily for four weeks. At the highest dose of 30 mg, the mean weight gain from baseline in AM-201-treated participants was 2.8 kg compared against 3.7 kg in control subjects; the primary efficacy endpoint of mean reduction in weight gain was 0.9 kg and statistically significant (p<0.02; n=81 with pre-specified Bayesian augmented controls).

Corporate Information

We are an exempted company limited by shares incorporated in Bermuda. We began our current operations in 2003. On April 22, 2014, we changed our name from Auris Medical AG to Auris Medical Holding AG and transferred our operational business to our newly incorporated subsidiary Auris Medical AG, which is now our main operating subsidiary. On March 13, 2018, we effected a corporate reorganization through the Merger into a newly formed holding company for the purpose of effecting the equivalent of a 10-1 “reverse share split.” On March 18, 2019, we continued our corporate existence from Switzerland to Bermuda. Our registered office in Bermuda is located at Clarendon House, 2 Church Street, Hamilton HM 11.

On April 30, 2019, we announced a reverse share split (the “2019 Reverse Share Split”) of our common shares at a ratio of one-for-twenty. The 2019 Reverse Share Split took effect at 12:01 a.m. (Eastern Time) on May 1, 2019, and our common shares began to trade on a post-split basis at the market open on May 1, 2019. When the reverse stock split became effective, every 20 of our pre-split issued and outstanding common shares, par value 0.02 per share, were combined into one common share, par value CHF 0.40 per share. Effecting the 2019 Reverse Share Split reduced the number of our issued and outstanding common shares from 38,095,859 common shares to 1,904,792 common shares. It also simultaneously adjusted outstanding options issued under our equity incentive plan and outstanding warrants to purchase common shares. Unless indicated or the context otherwise requires, all per share amounts and numbers of common shares in this prospectus have been retrospectively adjusted for the 2019 Reverse Share Split.

On June 30, 2020, the reduction of the par value of each Common Share in issue from CHF 0.40 to CHF 0.01 (the “Reduction”), which Reduction was previously approved by our shareholders and Board of Directors, took effect.

We maintain a website at www.aurismedical.com where general information about us is available. Investors can obtain copies of our filings with the Securities and Exchange Commission, or the SEC or the Commission, from this site free of charge, as well as from the SEC website at www.sec.gov. We are not incorporating the contents of our website into this prospectus.

Implications of Being a Foreign Private Issuer

We currently report under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer, or FPI, status. Although we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we will continue to be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

This Offering

We are registering for resale by the selling shareholder named herein the 2,208,596 Common Shares as described below.

Securities being offered:	2,208,596 of our Common Shares that may be acquired upon one or more conversions under the Loan Agreement.

Use of proceeds:	We will not receive any of the proceeds from the sale or other disposition of our Common Shares by the selling shareholder.

NASDAQ Capital Market symbol:	EARS

Risk factors:	See “Risk Factors” beginning on page 3 for risks you should consider before investing in our shares.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in this Prospectus, any applicable Prospectus Supplement and any related free writing prospectus and under the captions “Risk Factors” in any of our filings with the SEC, including the item captioned “Risk Factors” in our most recent Annual Report on Form 20-F and our Reports on Form 6-K furnished to the SEC including our unaudited interim consolidated financial statements and corresponding management’s discussion and analysis. For additional information, please see the sources described in “Where You Can Find More Information.”

These risks are not the only risks we face. Additional risks not presently known to us, or that we currently view as immaterial, may also impair our business, if any of the risks described in our SEC filings or any Prospectus Supplement or any additional risks actually occur, our business, financial condition, results of operations and cash flows could be materially and adversely affected. In that case, the value of our securities could decline substantially and you could lose all or part of your investment.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This Prospectus, any accompanying Prospectus Supplement and the documents incorporated herein by reference contain forward-looking statements made pursuant to the safe-harbor provision of the U.S. Securities Litigation Reform Act of 1995, which reflect our current expectations regarding future events. Forward-looking statements may include, but are not limited to statements preceded by, followed by, or that include the words “will,” “expects,” “believes,” “intends,” “would,” “could,” “may,” “anticipates,” and similar terms that relate to future events, performance, or our results. Forward-looking statements involve known risks and uncertainties, including those discussed in the Annual Report on Form 20-F, under the caption “Key Information - Risk Factors” filed with the SEC. Known and unknown risks and uncertainties could cause our actual results to differ materially from those in forward-looking statements. Such risks include but are not limited to:

●	our operation as a development-stage company with limited operating history and a history of operating losses;

●	the COVID-19 “coronavirus” outbreak, which continues to evolve, and which could significantly disrupt our preclinical studies and clinical trials, and therefore our receipt of necessary regulatory approvals;

●	our need for substantial additional funding to continue the development of our product candidates before we can expect to become profitable from sales of our products and the possibility that we may be unable to raise additional capital when needed, particularly in light of the global outbreak of the novel coronavirus, which continues to rapidly evolve;

●	the outcome of our review of strategic options and of any action that we may pursue as a result of such review;

●	our dependence on the success of AM-125, AM-201, Keyzilen® (AM-101) and Sonsuvi® (AM-111), which are still in clinical development, may eventually prove to be unsuccessful;

●	the chance that we may become exposed to costly and damaging liability claims resulting from the testing of our product candidates in the clinic or in the commercial stage;

●	the chance our clinical trials may not be completed on schedule, or at all, as a result of factors such as delayed enrollment or the identification of adverse effects, particularly in light of the global outbreak of the novel coronavirus, which continues to rapidly evolve;

●	uncertainty surrounding whether any of our product candidates will receive regulatory approval, which is necessary before they can be commercialized;

●	if our product candidates obtain regulatory approval, our product candidates being subject to expensive, ongoing obligations and continued regulatory overview;

●	enacted and future legislation may increase the difficulty and cost for us to obtain marketing approval and commercialization;

●	the chance that we do not obtain orphan drug exclusivity for Sonsuvi®, which would allow our competitors to sell products that treat the same conditions;

●	dependence on governmental authorities and health insurers establishing adequate reimbursement levels and pricing policies;

●	our products may not gain market acceptance, in which case we may not be able to generate product revenues;

●	our reliance on our current strategic relationships with INSERM or Xigen and the potential success or failure of strategic relationships, joint ventures or mergers and acquisitions transactions;

●	our reliance on third parties to conduct our nonclinical and clinical trials and on third-party, single-source suppliers to supply or produce our product candidates;

●	our ability to obtain, maintain and protect our intellectual property rights and operate our business without infringing or otherwise violating the intellectual property rights of others;

●	our ability to meet the continuing listing requirements of Nasdaq and remain listed on The Nasdaq Capital Market;

●	the chance that certain intangible assets related to our product candidates will be impaired; and

●	other risk factors discussed under “Risk factors” and in our most recent Annual Report on Form 20-F.

More detailed information about these and other factors is included under “Risk Factors” in this Prospectus, any accompanying Prospectus Supplement and in other documents incorporated herein by reference. Investors should consult the Company’s semi-annual and annual filings with the SEC for additional information on risks and uncertainties. Many of these factors are beyond our control. Future events may vary substantially from what we currently foresee. You should not place undue reliance on such forward-looking statements. The Company disavows and is under no obligation to update or alter such forward-looking statements whether as a result of new information, future results, events, developments or otherwise, unless required to do so by a governmental authority or applicable law.

USE OF PROCEEDS

The selling shareholder will receive all of the net proceeds from the sales of our Common Shares offered by the selling shareholder pursuant to this prospectus.

SELLING SHAREHOLDER

Convertible Loan Agreement

On September 7, 2020, Auris Medical Holding Ltd., an exempted company limited by shares incorporated in Bermuda (“we” or the “Company”), and Altamira Medica AG, a corporation (Aktiengesellschaft) organized and existing under the laws of Switzerland and a wholly-owned subsidiary of the Company (the “Borrower”), entered into a convertible loan agreement (the “Loan Agreement”) with FiveT Capital Holding AG (the “Lender”), pursuant to which the Lender agreed to loan to the Borrower CHF 1,500,000 (the “Loan”), which Loan bears interest at the rate of 8% per annum and matures 18 months from the date (the “Disbursement Date”) the Loan proceeds are disbursed to the Borrower.

The Borrower may prepay all or part of the Loan after six months after the Disbursement Date; provided that the Borrower will pay an amount equal to 130% of the desired prepayment amount. Subject to certain notice periods, the Lender shall have the right to accelerate repayment of the Loan upon any event of default under the Loan Agreement, which includes if the Borrower and/or the Company fail to make any required payment under the Loan or breach any other material obligation thereunder. In addition, upon a Change of Control Transaction (as defined in the Loan Agreement) with respect to the Borrower or the Company, the Loan Agreement will become due within 10 days after the transaction in an amount equal to the higher of (i) the outstanding balance, including principal and accrued and unpaid interest and (ii) the amount that would have been payable to the Lender as a result of the Change of Control Transaction if the Lender had converted such outstanding balance into common shares, nominal value of CHF 1.00 per share of the Borrower (the “Borrower Shares”) or common shares, par value CHF 0.01 per share of the Company (the “Company Shares”), respectively, under the Loan Agreement immediately prior to the completion of the transaction.

From the date that is five trading days after the Disbursement Date until the maturity date of the Loan Agreement, the Lender will have the right to convert all or part of the Loan, including accrued and unpaid interest, at its option, into Borrower Shares and/or Company Shares, subject to the limitation that the Lender own no more than 49.99% of the Borrower Shares at any time and no more than 9.99% of the Company Shares at any time. The conversion price of the Loan into Borrower Shares will be the lower of (i) CHF 3.00 per share (subject to adjustment for share splits or other similar events) and (ii) the issue price per newly issued Borrower Share paid by any third party investor in a financing round of the Borrower as a result of which such third party investor holds a number of Borrower Shares equal to at least 10% of all Borrower Shares issued and outstanding following the completion of such financing round. The conversion price of the Loan into Company Shares will be the lower of (i) 150% of the price per Company Share as at close of the NASDAQ stock exchange on the Disbursement Date (subject to adjustment for share splits or other similar events) and (ii) 95% of the average price per Company Share as at close of the NASDAQ stock exchange during five (5) trading days preceding the date of the applicable conversion notice; provided, however, that under no circumstances will the conversion price per Company Share be less than the higher of (x) the par value per Company Share and (y) a floor price (the “3-Month Floor Price”) that equals, (A) for the first three calendar months commencing on the Disbursement Date, 75% of the price of a Company Share at close of the NASDAQ stock exchange immediately preceding the time of execution of the Loan Agreement (B) from the three-month anniversary of the Disbursement Date until three months thereafter, 75% of the average of the prices of a Company Share at close of the NASDAQ stock exchange on each trading day during the first three calendar months commencing on the Disbursement Date and (C) during each three-calendar month period thereafter, 75% of the average of the prices of a Company Share at close of the NASDAQ stock exchange on each trading day during the three-calendar month period preceding the beginning of such three-calendar month period.

Pursuant to the Loan Agreement, the Company agreed to file a registration statement on Form F-3 (or other appropriate form) as soon as practicable (and in any event within 30 days of the Disbursement Date) providing for the resale by the Lender of the Company Shares that may be issued upon any conversion of the Loan and to use its best efforts to cause such resale registration statement to be declared effective by the Securities and Exchange Commission (the “SEC”) within 60 days following the Disbursement Date (or, in the event of a “full review” by the SEC, the 90th calendar day following the Disbursement Date). We agreed to register an initial amount of Common Shares equal to (i) the original principal amount of the Loan on the Disbursement Date divided by (ii) the 3-Month Floor Price in effect at the time of such filing (the “Initial Required Amount”).

The Borrower Shares and/or Company Shares are being sold by the Company to the Lender under the Loan Agreement in reliance upon an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. We made this determination based on the representations that the Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D.

As of the date of this prospectus, there have been no conversions under the Loan Agreement.

Information about Selling Shareholder Offering

We are registering the resale of the above-referenced Common Shares to permit the selling shareholder identified below, or its permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of the Common Shares in the manner contemplated under “Plan of Distribution” in this prospectus (as may be supplemented and amended). This prospectus covers the sale or other disposition by the selling shareholder of up to the Initial Required Amount under the Loan Agreement. Throughout this prospectus, when we refer to the Common Shares being registered on behalf of the selling shareholder, we are referring to the Common Shares issuable upon a conversion under the Loan Agreement, and when we refer to the selling shareholder in this prospectus, we are referring to the Lender and its permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

The selling shareholder may sell some, all or none of its Common Shares. We do not know when or whether the selling shareholder will convert any part of the Loan into Common Shares, nor do we know how long the selling shareholder will hold its Common Shares before selling them, and we currently have no agreements, arrangements or understandings with the selling shareholder regarding any conversion under the Loan Agreement, or the sale or other disposition of any of the Common Shares. The Common Shares covered hereby may be offered from time to time by the selling shareholder.

The following table sets forth the name of the selling shareholder, the number and percentage of our Common Shares beneficially owned by the selling shareholder as of September 10, 2020, the number of our Common Shares issuable upon conversions under the Loan Agreement that may be offered under this prospectus, and the number and percentage of our Common Shares beneficially owned by the selling shareholder assuming all of the Common Shares registered hereunder are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our Common Shares. Generally, a person “beneficially owns” Common Shares if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The number of Common Shares in the column “Number of Shares Offered” represents all of the Common Shares that the selling shareholder may offer and sell from time to time under this prospectus.

The information in the table below and the footnotes thereto regarding Common Shares to be beneficially owned after the offering assumes that the selling shareholder has converted the Loan into the maximum amount of Common Shares using the 3-Month Floor Price in effect as of the date of the initial filing of the registration statement of which this prospectus forms a part, represented by the Initial Required Amount, and further assumes the sale of all Common Shares being offered by the selling shareholder under this prospectus.

Unless otherwise indicated, all information contained in the table below and the footnotes thereto is based upon information provided to us by the selling shareholder. The percentage of shares owned prior to and after the offering is based on 7,089,512 of our Common Shares outstanding as of September 10, 2020. Unless otherwise indicated in the footnotes to this table, we believe that the selling shareholder named in this table has sole voting and investment power with respect to the Common Shares indicated as beneficially owned. Except as otherwise indicated in this section, based on the information provided to us by the selling shareholder, and to the best of our knowledge, the selling shareholder is not a broker-dealer or an affiliate of a broker-dealer.

	Common Shares Beneficially Owned Prior to the Offering	Number of Common Shares Registered Hereby	Common Shares Beneficially Owned After the Offering
	Number	for Sale	Number	Percent
FiveT Capital Holding AG(1)	2,208,596	2,208,596	-	-

*	Less than 1%.

(1)	Includes 2,208,596 Common Shares issuable upon conversion under the Loan Agreement, assuming the conversion of the Loan into the maximum amount of Common Shares using the 3-Month Floor Price in effect as of the date of the initial filing of the registration statement of which this prospectus forms a part, represented by the Initial Required Amount, without giving effect to limitations on beneficial ownership set forth therein. Johannes Minho Roth (“Mr. Roth”) has voting control and investment discretion over the securities reported herein that are held by the Lender. As a result, Mr. Roth may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by the Lender. The registered address of the Lender is c/o Raeber Treuhand GmbH, Churerstrasse 98, 8808 Pfaeffikon SZ, Switzerland.

DESCRIPTION OF SHARE CAPITAL

As of September 10, 2020, our authorized share capital consisted of 25,000,000 common shares, par value CHF 0.01 per share, and 20,000,000 preference shares, par value CHF 0.02 per share, and there were 7,089,512 common shares issued and outstanding, excluding 753,385 common shares issuable upon exercise of options and 2,407,382 common shares issuable upon exercise of warrants, and no preference shares issued and outstanding. See Item 10.B. of our most recent Annual Report on Form 20-F, which is incorporated herein by reference.

PLAN OF DISTRIBUTION

We are registering the Common Shares issued and issuable upon conversion under the Loan Agreement to permit the resale of these Common Shares by the Lender from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholder of the Common Shares. We will bear all fees and expenses incident to our obligation to register the Common Shares.

The selling shareholder may sell all or a portion of the Common Shares beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Common Shares are sold through underwriters or broker-dealers, the selling shareholder will be responsible for underwriting discounts or commissions or agent’s commissions. The Common Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	sales pursuant to Rule 144;

●	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

If the selling shareholder effects such transactions by selling Common Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholder or commissions from purchasers of the Common Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Common Shares or otherwise, the selling shareholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Common Shares in the course of hedging in positions they assume. The selling shareholder may also sell Common Shares short and deliver Common Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholder may also loan or pledge Common Shares to broker-dealers that in turn may sell such shares. The selling shareholder may pledge or grant a security interest in some or all of the Common Shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Common Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholder also may transfer and donate the Common Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholder and any broker-dealer participating in the distribution of the Common Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Common Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Common Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the Common Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Common Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling shareholder will sell any or all of the Common Shares registered pursuant to the registration statement, of which this prospectus is a part.

The selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Common Shares by the selling shareholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Common Shares to engage in marketmaking activities with respect to the Common Shares. All of the foregoing may affect the marketability of the Common Shares and the ability of any person or entity to engage in market-making activities with respect to the Common Shares. We will pay all expenses of the registration of the Common Shares, estimated to be $24,220 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholder against liabilities, including some liabilities under the Securities Act, or the selling shareholder will be entitled to contribution. We may be indemnified by the selling shareholder against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related agreement, or we may be entitled to contribution. Once sold under the registration statement of which this prospectus forms a part, the Common Shares will be freely tradable in the hands of persons other than our affiliates.

EXPENSES OF THE OFFERING

The following is a statement of estimated expenses to be incurred by us in connection with the registration of the securities registered hereby, all of which will be borne by us. All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$195
Legal fees and expenses	$15,000
Accountant’s fees and expenses	$9,025

Total	$24,220

LEGAL MATTERS

The validity of the Common Shares and certain other matters of Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited, special Bermuda counsel to the Company.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from Auris Medical Holding Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2019 have been audited by Deloitte AG, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the retrospective adjustments for the effects of the reverse share splits described in Note 21 to the consolidated financial statements). Such consolidated financial statements have been so incorporated in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

The current address of Deloitte AG is General Guisan-Quai 38, 8002 Zurich, Switzerland, phone number + (41) 58 279 60 00.

ENFORCEABILITY OF CIVIL LIABILITIES

Auris Medical Holding Ltd. is a Bermuda exempted company. As a result, the rights of holders of its common shares will be governed by Bermuda law and its memorandum of continuation and bye-laws. The rights of shareholders under Bermuda law may differ from the rights of shareholders of companies incorporated in other jurisdictions. Many of our directors and some of the named experts referred to in this prospectus are not residents of the United States, and a substantial portion of our assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability provisions of the U.S. securities laws. It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The materials we file with or furnish to the SEC are available to the public on the SEC’s Internet website at www.sec.gov. Those filings are also available to the public on our corporate website at www.aurismedical.com. Information contained on our website is not a part of this Prospectus and the inclusion of our website address in this Prospectus is an inactive textual reference only.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our directors, executive officers and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

This Prospectus forms part of a registration statement that we filed with the SEC. The registration statement contains more information than this Prospectus regarding us and our Securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or electronically at www.sec.gov.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.

We incorporate by reference the following documents or information that we have filed or furnished with the SEC:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed with the SEC on April 16, 2020;

●	our Reports on Form 6-K furnished on April 23, 2020, July 2, 2020, September 8, 2020, September 11, 2020 and September 17, 2020 (as amended by Form 6-K/A, furnished on September 17, 2020; and

●	the description of our common shares contained in our Report on Form 6-K furnished on March 18, 2019, including any subsequent amendment or reports filed for the purpose of updating such description.

All subsequent annual reports on Form 20-F filed by us and all subsequent reports on Form 6-K furnished by us that are identified by us as being incorporated by reference shall be deemed to be incorporated by reference into this Prospectus and deemed to be a part hereof after the date of this Prospectus but before the termination of the offering by this Prospectus.

We will provide each person to whom this Prospectus is delivered a copy of the information that has been incorporated into this Prospectus by reference but not delivered with the Prospectus (except exhibits, unless they are specifically incorporated into this Prospectus by reference). You may obtain copies of these documents, at no cost, by writing or telephoning us at:

Auris Medical Holding Ltd.

Clarendon House

2 Church Street

Hamilton HM 11, Bermuda

(441) 295-5950

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded, for the purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded.

Upon a new annual information form or annual report on Form 20-F and the related audited annual consolidated financial statements together with the auditors’ report thereon and management’s discussion and analysis related thereto being filed by us with the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form or annual report on Form 20-F, the previous audited annual consolidated financial statements and all interim financial statements, annual and quarterly management’s discussion and analyses, material change reports and business acquisition reports filed by us prior to the commencement of our financial year in which the new annual information form or annual report on Form 20-F was filed, no longer shall be deemed to be incorporated by reference into this Prospectus for the purpose of future offers and sales of securities hereunder.

One or more Prospectus Supplements containing the terms of an offering of securities hereunder and other information in relation to such securities will be delivered to purchasers of such securities together with this Prospectus and shall be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement solely for the purposes of the offering of the securities covered by any such Prospectus Supplement.

A Prospectus Supplement containing any additional or updated information that we elect to include therein will be delivered with this Prospectus to purchasers of securities who purchase such securities after the filing of this Prospectus and shall be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 98 of the Companies Act 1981, as amended of Bermuda (the “Companies Act”) provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

We have adopted provisions in our bye-laws that provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Our bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director.

We have entered into indemnification agreements with each of the members of our board of directors and executive officers in the form filed as Exhibit 4.23 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2019.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

ITEM 9. EXHIBITS

See Exhibit Index following the signature pages of this registration statement.

ITEM 10. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a further post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8. A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a) (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(b) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description
4.1	Memorandum of Continuance of the registrant (incorporated herein by reference to exhibit 1.2 of the Auris Medical Holding Ltd. Annual Report on Form 20-F filed with the SEC on March 14, 2019).
4.2	Bye-laws of the registrant (incorporated herein by reference to exhibit 1.3 of the Auris Medical Holding Ltd. Annual Report on Form 20-F filed with the SEC on March 14, 2019).
4.3	Convertible Loan Agreement, dated as of September 7, 2020, by and among Auris Medical Holding Ltd., Altamira Medica AG and FiveT Capital Holding AG (incorporated herein by reference to exhibit 99.1 of the Auris Medical Holding Ltd. Report on Form 6-K filed with the SEC on September 8, 2020).
5.1	Opinion of Conyers Dill & Pearman Limited, special Bermuda counsel to the Company, as to the validity of the common shares of Auris Medical Holding Ltd.
23.1	Consent of Conyers Dill & Pearman Limited, Bermuda counsel to the Company (included in Exhibit 5.1).
23.2	Consent of Deloitte AG.
24.1	Power of Attorney (included on the signature pages to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing and has duly caused this Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charleston, South Carolina, on October 6, 2020.

AURIS MEDICAL HOLDING LTD.

By:	/s/ Thomas Meyer
	Name:	Thomas Meyer
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas Meyer and Elmar Schaerli, either of whom may act without the joinder of the other, as the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, to execute in the name, place and stead of the undersigned, in any and all such capacities, any and all amendments (including post-effective amendments) and supplements to this Registration Statement on Form F-3 (including any subsequent registration statement for the same offering which may be filed under the Securities Act of 1933), and all instruments necessary or in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform in the name and on behalf of the undersigned each and every act and thing whatsoever necessary or advisable to be done, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form F-3 has been signed by the following persons in the capacities indicated below on October 6, 2020.

Signature	Title

/s/ Thomas Meyer	Chief Executive Officer (Principal
Thomas Meyer	Executive Officer) and Director

/s/ Elmar Schaerli	Chief Financial Officer
Elmar Schaerli	(Principal Financial Officer and Principal Accounting Officer)

/s/ Armando Anido	Director
Armando Anido

/s/ Mats Blom	Director
Mats Blom

/s/ Alain Munoz	Director
Alain Munoz

/s/ Calvin Roberts	Director
Calvin Roberts

/s/ Colleen A. De Vries	Senior Vice President on behalf of
Colleen A. De Vries	Cogency Global Inc., Authorized Representative in the United States